     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 23, 2004.
                                                           REGISTRATION NO. 333-


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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   -----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   -----------

                             TLC VISION CORPORATION
             (Exact name of registrant as specified in its charter)


            NEW BRUNSWICK, CANADA                                 980151150
(State or other jurisdiction of incorporation        (I.R.S. Employer Identification No.)
               or organization)




                                   -----------

                           5280 SOLAR DRIVE, SUITE 300
                              MISSISSAUGA, ONTARIO
                                     L4W 5M8
                    (Address of principal executive offices)

                                   -----------

            TLC VISION CORPORATION 2004 EMPLOYEE SHARE PURCHASE PLAN TLC VISION CORPORATION AMENDED AND RESTATED SHARE OPTION PLAN

                            (Full title of the plan)

                                   -----------

                                    TORYS LLP
                                 237 PARK AVENUE
                               NEW YORK, NY 10017
                         ATTENTION: ANDREW J. BECK, ESQ.
                                 (212) 880-6000
                      (Name, address and telephone number,
                   including area code, of agent for service)

                                   -----------



                                  CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                                         Proposed Maximum
  Title of securities                            Proposed Maximum             Aggregate              Amount of
   to be registered          Amount to               Offering             Offering Price(2)        Registration
  -------------------    be Registered(1)      Price per Share(2)        -------------------           Fee
                         ----------------      -------------------                                 ------------
    Common Shares        2,500,000 shares             $10.03                 $25,075,000            $3,177.00
====================================================================================================================


(1) Plus such indeterminate number of common shares of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.
(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457 under the Securities Act based upon the average of the reported high and low sales price of the common shares of TLC Vision Corporation on June 16, 2004 on the Nasdaq National Market System (a date within five business days of the filing of this Registration Statement).


================================================================================

                             INTRODUCTORY STATEMENT

                  This Registration Statement on Form S-8 (this "Registration Statement") relates to common shares of TLC Vision Corporation issuable pursuant to the TLC Vision Corporation Amended and Restated Share Option Plan (formerly known as the TLC Laser Eye Centers Inc. Share Option Plan) and the TLC Vision Corporation 2004 Employee Share Purchase Plan.

                  Shares issuable pursuant to the TLC Vision Corporation Amended and Restated Share Option Plan were previously registered in a Registration Statement on Form S-8 filed with the Securities and Exchange Commission ("SEC") on December 31, 1997, file number 333-8162, and a Registration Statement on Form S-8 filed with the SEC on February 13, 2001, file number 333-55480, as amended by Post-Effective Amendment No. 1 to Form S-8 Registration Statement filed with the SEC on March 6, 2001 (collectively, the "Previous Registration Statements").

                  Shares issuable pursuant to the TLC Vision Corporation 2004 Employee Share Purchase Plan have not been previously registered.

                  On June 14, 2004, the shareholders of the Registrant approved the creation of the TLC Vision Corporation 2004 Employee Share Purchase Plan and an increase of the number of shares available under the TLC Vision Corporation Amended and Restated Share Option Plan of 2,000,000 shares.

                  The contents of the Previous Registration Statements are hereby incorporated by reference pursuant to General Instruction E of Form S-8.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The documents containing the information specified in Part I of Form S-8 are not required to be filed with the SEC either as part of this registration statement or as prospectuses or prospectus supplements pursuant to the Note to Part I of Form S-8 and Rule 424 under the Securities Act of 1933. The information required in the Section 10(a) prospectus is included in documents being maintained and delivered by TLC Vision Corporation as required by Part I of Form S-8 and by Rule 428 under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents which have been and will in the future be filed by us with the SEC are incorporated in the Registration Statement by reference:

              (a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which contains our audited financial statements for such fiscal year.

              (b) All other reports filed by our company under Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 2003.

              (c) The description of our common shares contained in our Registration Statement on Form 8-A filed with the SEC on May 20, 1997 (Commission File No. 0-29302), including any amendment or report filed for the purpose of updating such description.

                  In addition, all reports and documents filed by us under
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities being offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and to be part of this Registration Statement from the date of filing of each such document.

ITEM 4.           DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  Section 81 of the New Brunswick Business Corporations Act (NBBCA) provides that, except in respect of an action by or on behalf of a corporation to procure a judgment in its favor, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or such body corporate, if (a) he acted honestly and in good faith with a view to the best interests of the corporation and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. A corporation may with the approval of the Court of Queen's Bench of New Brunswick indemnify a person referred to above in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which he is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with such action if he fulfills the conditions set out in (a) and (b) above. Notwithstanding the foregoing, a director or officer of a corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives is entitled to indemnification from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his position with the corporation or body corporate if he was substantially successful on the merits in his defense of the action or proceeding, he fulfills the conditions set out in (a) and (b) above and he is fairly and reasonably entitled to indemnity. By-Law 2002, our general by-law, provides that we shall indemnify our directors or officers, former directors or officers or persons who act or acted at our request as a director or officer of a body corporate of which we are or were a shareholder or creditor, and the heirs and legal representatives thereof, to the extent permitted by the NBBCA or otherwise by law.

                  We maintain directors' and officers' liability insurance. Under this insurance coverage the insurer pays on our behalf for losses for which we indemnify our directors and officers, and on behalf of individual directors and officers for losses arising during the performance of their duties for which we do not indemnify them. The total limit for the policy is $30,000,000 per policy term subject to a deductible of $100,000 per occurrence with respect to corporate indemnity provisions and $500,000 if the claim relates to securities law claims. The total premiums in respect of the directors' and officers' liability insurance for the fiscal year ended December 31, 2003 were approximately $961,598. The insurance policy does not distinguish between directors and officers as separate groups.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8.           EXHIBITS.

                  A list of exhibits included as part of this Registration Statement is set forth in the Exhibit Index to this Registration Statement.

ITEM 9.           UNDERTAKINGS.

                  The undersigned Registrant hereby undertakes, except as otherwise specifically provided in the rules of the Securities and Exchange Commission promulgated under the Securities Act of 1933:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
section 10(a)(3) of the Securities Act of 1933;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Louis, Missouri on the 23rd day of June, 2004.

                                    TLC VISION CORPORATION


                                    By:      /s/ Robert W. May
                                       -----------------------------------------
                                        Name: Robert W. May
                                        Title:   General Counsel and Secretary



                               POWERS OF ATTORNEY

                  Each person whose signature appears below constitutes and appoints Robert W. May and B. Charles Bono III, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities listed below and on June 23, 2004.

SIGNATURE                  TITLE

/s/ Elias Vamvakas         Chief Executive Officer and Chairman of the Board of
-------------------------- Directors (principal executive officer)
Elias Vamvakas

/s/ B. Charles Bono III    Chief Financial Officer and Treasurer (principal
-------------------------- financial officer)
B. Charles Bono III

/s/ John Klobnak
-------------------------- Director
John Klobnak

/s/ Thomas N. Davidson
-------------------------- Director
Thomas N. Davidson

                                                   Director
---------------------------------------------------
William David Sullins, Jr. O.D.

/s/ Warren S. Rustand                              Director
---------------------------------------------------
Warren S. Rustand

/s/ Richard Lindstrom, M.D.                        Director
---------------------------------------------------
Richard Lindstrom, M.D.

                                                   Director
---------------------------------------------------
Toby S. Wilt

                            AUTHORIZED REPRESENTATIVE


                  Pursuant to the requirements of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of TLC Vision Corporation in the United States, on June 23, 2004.


                                        TLC VISION (USA) CORPORATION


                                        By:      /s/ B. Charles Bono III
                                           -------------------------------------
                                            Name: B. Charles Bono III
                                            Title:   Treasurer

                                  EXHIBIT INDEX


EXHIBIT  DESCRIPTION OF EXHIBIT

  4.1 TLC Vision Corporation 2004 Employee Share Purchase Plan (incorporated by reference to Exhibit 1 to the Company's Proxy Statement on Schedule 14A filed with the Commission on April 29, 2004 (file No. 000-29302))

  4.2 TLC Vision Corporation Amended and Restated Share Option Plan (incorporated by reference to Exhibit 3 to the Company's Proxy Statement on Schedule 14A filed with the Commission on April 29, 2004 (file No. 000-29302))

  4.3 Articles of Continuance (incorporated by reference to Exhibit 3.3 to the Company's Registration Statement on
         Form S-4/A filed with the Commission on March 1, 2002
         (file No. 333-71532))

  4.4 Articles of Amendment (incorporated by reference to Exhibit 4.2 to the Company's Post-Effective Amendment No. 1 on Form S-8 to the Company's Registration Statement on Form S-4 filed with the Commission on May 14, 2002 (file no. 333-71532))

  4.5 By-Laws of the Company (incorporated by reference to Exhibit 3.6 to the Company's Registration Statement on Form S-4/A filed with the Commission on March 1, 2002 (file no. 333-71532))

  4.6 Shareholder Rights Plan Agreement dated as of September 21, 1999 between the Company and CIBC Mellon Trust Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form S-4 filed with the Commission on October 12, 2001 (file no. 333-71532))

  5.1    Opinion of Stewart McKelvey Stirling Scales.

 23.1    Consent of Ernst & Young LLP.

 23.2    Consent of Stewart McKelvey Stirling Scales (contained in Exhibit 5.1).

 24.1 Powers of Attorney (included on the signature page of this Registration Statement).